RIFL2


Amendment to Amended and Restated Bylaws dated as of April 22, 2016 - Incorporated by reference to
Post-Effective Amendment No. 236 to the
Registrants Registration Statement filed on
June 27, 2016.

Sub-Management Contract between Putnam
Investment Management, LLC and Putnam Investments
Limited dated February 27, 2014; Schedule A amended as of March 24, 2016 - Incorporated by reference to Post-
Effective Amendment No. 232 to the Registrants
Registration Statement filed on March 29, 2016.